Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications to Release First-Quarter 2015 Results and Host Call

STAMFORD, Conn., March 27, 2015 -- Frontier Communications Corporation (NASDAQ: FTR) plans to release first-quarter 2015 results on Tuesday,  May 5, 2015 after the market closes, and to host a conference call that day at 4:30 P.M. Eastern Time.  The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available beginning at 7:30 P.M. Eastern Time, Tuesday, May 5,  2015,  through Sunday,  May 10,  2015 at 7:30  P.M. Eastern Time at 888-203-1112 for callers dialing from the U.S. or Canada, or at 719-457-0820 for those dialing from outside the U.S. or Canada.  Use the passcode 1178089 to access the replay.  A webcast replay of the call will be available at www.frontier.com/ir.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

###